UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2011

Fortune Brands Home & Security, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of principal executive offices) (Zip Code)

(847) 484-4400

Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement.

On September 6, 2011, the board of directors of Fortune Brands Home & Security, Inc. (the “Company”) adopted a stockholders rights agreement and declared a dividend distribution of one right (a “Right”) for each outstanding share of common stock of the Company, par value $0.01 per share (“Common Stock”), to stockholders of record at the close of business on October 10, 2011 (the “Record Date”). Each Right entitles the holder thereof (except as described below) to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of the Company at a price (the “Exercise Price”) of $65.00 per one one-thousandth of a preferred share, subject to adjustment. The terms of the Rights are set forth in a Rights Agreement dated as of September 6, 2011 (the “Rights Agreement”) between the Company and Wells Fargo Bank, N.A., as rights agent.

The Rights will attach to all shares of Common Stock that are outstanding on the Record Date or that become outstanding after the Record Date and prior to the earlier of the Distribution Date (as defined below) and the expiration date of the Rights. The Rights expire on October 3, 2012.

Exercisability; Distribution Date. The Rights become exercisable upon the earlier to occur of:

•

10 days after the first public announcement that any person has become an acquiring person (as defined below) (the date of such first public announcement being referred to as the “Stock Acquisition Date”); and

•

10 business days (unless delayed by the Company’s board of directors) after the commencement by any person of a tender or exchange offer if, upon the consummation thereof, that person would become an acquiring person.

The earlier of the dates described in the preceding sentence is called the “Distribution Date.”

An “acquiring person” is any person who or which, together with its affiliates and associates, at any time after the close of business on October 17, 2011, is or becomes a beneficial owner of 15% or more of the outstanding shares of Common Stock, but does not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any such subsidiary or any person organized, appointed or established by the Company for or pursuant to the terms of any such plan, program, or arrangement. In addition, an “acquiring person” does not include any person who, as of the close of business on October 17, 2011, beneficially owns 15% or more of the outstanding shares of Common Stock solely as a result of the distribution by Fortune Brands, Inc. (“FO”) of shares of Common Stock with respect to shares of FO common stock beneficially owned by such person as of immediately prior to the first public announcement of the adoption of the Rights Agreement. Notwithstanding the foregoing, such person would be an “acquiring person” if such person, at any time after the close of business on October 17, 2011, beneficially owns any shares of Common Stock (with certain exceptions) in addition to the shares of Common Stock received by such person as a result of the distribution by FO of shares of Common Stock with respect to shares of FO common stock beneficially owned by such person as of immediately prior to the first public announcement of the adoption of the Rights Agreement, whether such person beneficially owns such additional shares as a result of the distribution by FO of shares of Common Stock in the spin-off of the Company, purchases in the “when-issued” market prior to the spin-off of the Company or otherwise.

Transferability. Until the Rights become exercisable, they will not trade independently, but only with the associated shares of Common Stock. If the Rights become exercisable as described above, separate certificates representing the Rights will be delivered to the then record holders of the outstanding shares of the Company’s Common Stock; and the Rights will then trade independently from the Common Stock.

“Voiding” of Certain Rights. All Rights which are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an acquiring person, an associate or affiliate of an acquiring person, or specified transferees therefrom will be void.

The Flip-In Feature. If any person becomes an acquiring person after the Rights are no longer redeemable, each Right (other than Rights that have become void) will entitle the registered holder thereof to receive, upon payment of the then current Exercise Price, the number of shares of Common Stock which, at the time of the occurrence of such event, will have a market value equal to two times the then current Exercise Price.

The Flip-Over Feature. If, on or after the Stock Acquisition Date, any of the following transactions occur, each Right (other than Rights that have become void) will entitle the registered holder thereof to receive, upon payment of the then current Exercise Price, the number of shares of common stock of the acquiring person (or of another person affiliated therewith) which, at the time of consummation of such transaction, will have a market value equal to two times the then current Exercise Price:

•	the Company consolidates with or merges with and into any other entity and the Company is not the continuing or surviving corporation,

•

any entity engages in a share exchange with or consolidates with, or merges with or into, the Company, and the Company is the continuing or surviving corporation and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other entity or cash or any other property or

•

the Company sells or otherwise transfers (i) more than 50% of the assets or (ii) the assets generating more than 50% of the operating income or cash flow, in each case, of the Company and its subsidiaries (taken as a whole),

Redemption of Rights. At any time prior to the earlier of:

•	10 days after the Stock Acquisition Date or

•	October 3, 2012,

the board of directors may redeem the Rights in whole, but not in part, at the redemption price of $0.01 per Right, adjusted to reflect any stock split, stock dividend or similar transaction that occurs after the Record Date (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Company’s board of directors, in its sole discretion, may establish.

Exchange of Common Shares for Rights. At any time after any person has become an acquiring person and prior to the time that any person, together with its affiliates and associates, has become the beneficial owner of 50% or more of the outstanding shares of Common Stock, the Company’s board of directors may direct that all or any part of the outstanding Rights (other than Rights that have become void) be exchanged for shares of Common Stock at the exchange rate of one share of Common Stock per Right, subject to adjustment.

Amendments. The Company and the rights agent may from time to time amend or supplement the Rights Agreement without the consent of the holders of the Rights. After the Stock Acquisition Date, however, no amendment can materially adversely affect the interests of the holders of the Rights (other than the acquiring person or any affiliate or associate thereof).

Series A Preferred Stock. Pursuant to a Certificate of Designations of Series A Junior Participating Preferred Stock, which sets forth the rights, preferences and privileges of the Series A Preferred Stock, there are 750,000 shares of Series A Preferred Stock authorized for issuance. Each shares of Series A Preferred Stock will entitle the holder thereof:

•

to receive a preferential quarterly dividend equal to the greater of (i) $1.00 and (ii) 1,000 times the aggregate per share amount of all cash dividends, plus 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends and other distributions (other than in shares of Common Stock), declared on the Common Stock during such quarter, adjusted to give effect to any dividend on the Common Stock payable in shares of Common Stock or any subdivision, combination or reclassification of the Common Stock after the Record Date (a “dilution event”);

•

to 1,000 votes on all matters submitted to a vote of the stockholders of the Company, voting together as a single class with the holders of the Common Stock and the holders of any other class of capital stock having general voting rights, adjusted to give effect to any dilution event; and, if (and so long as) dividends on the shares of Series A Preferred Stock are in arrears for six quarters, the holders of the Company preferred stock with dividends in arrears for six quarters (including the Series A Preferred Stock), voting as a single class without regard to series, will be entitled to elect two directors; and

•	to receive upon any liquidation of the Company a preferential liquidation payment equal to the greater of (i) $1,000 and (ii) 1,000 times the aggregate per share amount to be distributed to the holders of the Common Stock, adjusted to give effect to any dilution event, plus an amount equal to accrued and unpaid dividends and distributions on such share of Series A Preferred Stock, whether or not declared, to the date of such payment.

In the event of any merger, consolidation or other transaction in which the outstanding shares of Common Stock are exchanged for or converted into other capital stock, securities, cash or other property, each share of Series A Preferred Stock will be similarly exchanged or converted into 1,000 times the aggregate per share amount applicable to the Common Stock, adjusted to give effect to any dilution event.

*        *        *        *

The Rights will have certain anti-takeover effects. The Rights will cause a substantial dilution to any person or group that attempts to acquire the Company without the approval of the Company’s board of directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the Company even if such acquisition may be favorable to the interests of the Company’s stockholders. Because the Company’s board of directors can redeem the Rights and amend the Rights Agreement in any respect prior to a person or group becoming an acquiring person, the Rights should not interfere with a merger or other business combination approved by the board of directors of the Company.

The foregoing description of the Rights Agreement, the Rights and the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, the Certificate of Designations and the form of Rights certificate, which have been filed as exhibits to our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 6, 2011 and are incorporated herein by this reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this Current Report is incorporated into this Item 3.03 by this reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on September 6, 2011, FO, as the sole stockholder of the Company, approved an amendment to Article FOURTH of the Certificate of Incorporation of the Company (the “Charter Amendment”) to increase the total number of shares of capital stock that the Company is authorized to issue from 100,000 to 850,000, consisting of 100,000 shares of common stock and 750,000 shares of preferred stock. A copy of the Charter Amendment has been filed as Exhibit 3.1 to this Current Report and is incorporated herein by this reference.

Also in connection with the adoption of the Rights Agreement, the Company’s board of directors approved a Certificate of Designations of Series A Junior Participating Preferred Stock, which designates the rights, preferences and privileges of 750,000 shares of a series of the

Company’s preferred stock, $0.01 par value per share, designated as Series A Junior Participating Preferred Stock. The Certificate of Designations was filed with the Delaware Secretary of State and became effective on September 6, 2011. A copy of that Certificate of Designations has been filed as Exhibit 3.2 to this Current Report and is incorporated herein by this reference.

Item 8.01. Other Events.

On September 6, 2011, the Company issued a press release announcing the adoption of the Rights Agreement. A copy of that press release is filed as Exhibit 99.1 to this Current Report and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation, dated September 6, 2011

3.2	Certificate of Designations of Series A Junior Participating Preferred Stock, dated September 6, 2011 (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 6, 2011, File No. 1-35166).

4.1	Rights Agreement, dated as of September 6, 2011, between the Company and Wells Fargo Bank, N.A., as rights agent (which includes the Form of Rights Certificate as Exhibit B) (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 6, 2011, File No. 1-35166).

99.1	Press Release, dated September 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTUNE BRANDS HOME & SECURITY, INC.

Date: September 6, 2011	By:	/s/ Lauren S. Tashma
Name: Lauren S. Tashma
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation, dated September 6, 2011

3.2	Certificate of Designations of Series A Junior Participating Preferred Stock, dated September 6, 2011 (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 6, 2011, File No. 1-35166).

4.1	Rights Agreement, dated as of September 6, 2011, between the Company and Wells Fargo Bank, N.A., as rights agent (which includes the Form of Rights Certificate as Exhibit B) (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 6, 2011, File No. 1-35166).

99.1	Press Release, dated September 6, 2011.